Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

DEVELOPMENT AND SUPPLY AGREEMENT

This Development and Supply Agreement (the “Agreement”) is made and entered into on June 11, 2007, (the “Effective Date”) by and between Intuitive Surgical, Inc., a Delaware corporation, having a principal place of business at 1266 Kifer Road, Building 101, Sunnyvale, California 94086-5304 (“Intuitive”) and Luna Innovations Incorporated, a Delaware corporation, having a principal place of business at 1703 S. Jefferson Street SW, Suite 400, Roanoke, Virginia 24016 (“Luna”). As used in this Agreement, each of Intuitive and Luna is a “Party” and collectively they are the “Parties.”

BACKGROUND

A.	Luna has developed, and currently markets and sells, a fiber-optic shape-sensing product.

B.	Intuitive has developed, and currently markets and sells, a minimally-invasive robotic surgical product.

C.	The Parties desire to collaborate on the development and commercialization of an integrated product that is based on Intuitive’s minimally-invasive robotic surgical product along with Luna’s fiber-optic shape-sensing product (collectively, the “Integrated Product,” as further defined below).

D.	Further, Luna wishes to supply to Intuitive and Intuitive to purchase from Luna fiber-optic shape-sensing products, all on the terms set forth below.

The Parties therefore agree as follows:

1.	DEFINITIONS

1.1.	“Acquirer” has the meaning set forth in Section 16.6.

1.2.	“Affiliate” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a Party. For the purpose of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority).

1.3.

“Aggregate Cure Period” means, with respect to a breach by Luna consisting of a failure to supply Luna Product to Intuitive under Section 5.1, a total period of [****] days following receipt of written breach notice from Intuitive with respect to such breach, provided however, that if such Luna breach is repeated a second or subsequent time, the cure period for any such new breach shall be equal to the Aggregate Cure Period less the sum of any previous cure periods used by Luna in relation to such earlier supply breaches. For clarity, a breach of Luna’s supply obligations attributed to an Event of Force Majeure shall not be counted against the Aggregate Cure Period for the duration of such Event of Force Majeure.

1.4.	“Background Intellectual Property” has the meaning set forth in Section 9.1.

1.5.	“Bankruptcy” means voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy, a receiver or custodian is appointed for a Party, or proceedings are instituted by or against a Party for corporate reorganization or the dissolution of a Party, which proceedings, if involuntary, shall not have been dismissed within ninety (90) days after the date of filing, or a Party makes an assignment for the benefit of its creditors, or substantially all of the assets of a Party are seized or attached and not released within ninety (90) days thereafter.

1.6.	“Commercial Transfer Price” has the meaning set forth in Section 6.4.

1.7.	“Confidential Information” has the meaning set forth in Section 12.1.

1.8.	“Control” means: (i) with respect to the patents and patent applications, divisionals, continuations, and continuation-in-parts, Luna possesses (whether by ownership or license) the right to grant licenses or pass-through rights of the scope to be granted to Intuitive under this Agreement, and (ii) with respect to any know how or trade secrets, Luna possesses (whether by ownership or license) the right to disclose and deliver the same to Intuitive under this Agreement and to grant licenses of the scope to be granted to Intuitive under this Agreement; in the case of each of (i) and (ii), without violating the terms of any agreement.

1.9.	“Development Fee” has the meaning set forth in Section 6.2.

1.10.	“Development Program” means the program of development of the Integrated Product to be conducted under Section 2 of this Agreement, beginning on the Effective Date and ending on the completion of the Milestones.

1.11.	“Event of Force Majeure” has the meaning set forth in Section 16.2.

1.12.	“[****] Fee” has the meaning set forth in Section 6.3.

1.13.	“[****] Period” has the meaning set forth in Section 4.2.

1.14.	“Field” means [****]

1.15.	“Forecasts” has the meaning set forth in Section 5.5.

1.16.	“Indemnifying Party” has the meaning set forth in Section 13.3.

1.17.	“In-Licensed IP” has the meaning set forth in Section 4.4.

1.18.	“Integrated Product” means, collectively, the Luna Product and the Intuitive Product as a physically integrated product for distribution and use under this Agreement solely within the Field.

1.19.	“Intellectual Property Rights” means the rights (subject to the allocation of ownership in Section 9.2) associated with the following: (i) United States and foreign patents and patent applications including all divisionals, continuations, reissues, and continuations-in-part; (ii) copyrights, copyright registrations and copyright applications; (iii) rights in trade secrets and know how; and (iv) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world. As used in this Agreement, Intellectual Property Rights excludes trademarks, service marks and similar designations of origin and rights therein.

1.20.	“Interrogator” means a Shape-Sensing Product, excluding the Sensors (as defined herein).

1.21.	“Intuitive Dependency” has the meaning set forth in Section 2.3.

1.22.	“Intuitive Indemnitees” has the meaning set forth in Section 13.2.

1.23.	“Intuitive New Intellectual Property” has the meaning set forth in Section 9.2.2.

1.24.	“Intuitive Product” means any Intuitive [****] into which Intuitive may wish to physically integrate the Luna Product for distribution and use under this Agreement solely within the Field.

1.25.	“Intuitive Receiving Point” has the meaning set forth in Section 5.6.

1.26.	“License Fee” has the meaning set forth in Section 6.1.

1.27.	“Losses” has the meaning set forth in Section 13.1.

1.28.	“Luna Indemnitees” has the meaning set forth in Section 13.1.

1.29.	“Luna Key People” has the meaning set forth in Section 2.5.

1.30.	“Luna New Intellectual Property” has the meaning set forth in Section 9.2.1.

1.31.	“Luna Product” means the Shape-Sensing Product to be developed under the Development Program and manufactured by or on behalf of Luna for sale to Intuitive.

1.32.	“Luna Product Specifications” means the feature descriptions, technical requirements and specifications for the Luna Product attached hereto as Exhibit 2.1, as modified from time-to-time by the Parties in accordance with Section 3 or Section 16.7 of this Agreement.

1.33.	“Milestones” means the Development Program First Milestone and Second Milestone, as currently set forth in Exhibit 2.1, subject to Sections 2, 3, 14, and 16.

1.34.	“Minimum Annual Commitment” has the meaning set forth in Section 5.4.2.

1.35.	“New Intellectual Property” has the meaning set forth in Section 9.2.

1.36.	“New Joint Intellectual Property” has the meaning set forth in Section 9.2.2.

1.37.	“Nominated Manufacturer” has the meaning set forth in Section 8.3.1.

1.38.	“Pass Through Payment Obligations” has the meaning set forth in Section 4.4.

1.39.	“Sensors” means the optical fiber sensor components of a Shape-Sensing Product that are intended to be used in a limited number of surgical procedures or that are otherwise considered “disposable.”

1.40.	“Shape-Sensing Product” means a [****]

1.41.	“Standby Rights” has the meaning set forth in Section 8.3.

1.42.	“Technology” means tangible instantiations of technology, including but not limited to inventions, invention disclosures, trade secrets, proprietary information, know how, technical data, documentation, concepts, processes, formulae, systems, equipment, apparatuses, software, designs, drawings, plans, specifications and the like.

1.43.	“Third Party Payment Obligations” has the meaning set forth in Section 4.4.

1.44.	“Term” has the meaning set forth in Section 14.1.

1.45.	“FDA” means United States Food and Drug Administration, any successor agency thereto, or any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, county, city or other political subdivision, domestic or foreign, that performs a function for such political subdivision similar to the function performed by the FDA for the United States with regard to the approval, licensing, registration or authorization to test, manufacture, promote, market, distribute, use, store, import, transport or sell a product in the federal, state, country, city or political subdivision.

2.	DEVELOPMENT

2.1.	General. As set forth below, Luna and Intuitive each agree to use commercially reasonable efforts to meet the Milestones set forth herein.

2.2.

Luna Development Obligations. In accordance with the terms of this Agreement and provided that Intuitive satisfies the Intuitive Dependencies in accordance with Section 2.3 and otherwise fulfills its obligations hereunder, Luna shall use commercially reasonable efforts to develop the Luna Product in accordance with this Agreement including the Milestones. At the end of the First Milestone, Luna shall provide Intuitive non-binding, good-faith, estimated transfer prices of the Interrogators and Sensors in writing.

2.3.	Assistance and Dependencies. Intuitive shall share its Technology as necessary to support Luna’s performance of development obligations under this Section 2. Intuitive acknowledges that Luna’s ability to deliver particular deliverables by the relevant delivery dates set forth in the Milestone schedule may be dependent on Intuitive having completed its delivery of a prior Intuitive deliverable. Accordingly, if Intuitive is delayed in completing the delivery of an Intuitive deliverable by the relevant delivery date, or if Intuitive otherwise fails to provide timely decisions and approvals with respect to the Development Program (each, a “Intuitive Dependency”), then any delivery dates of Luna that depend on such Intuitive Dependencies shall be extended day-for-day by the number of days Intuitive was delayed in delivering or providing the Intuitive Dependency, provided that Luna made known to Intuitive in advance the relevant Intuitive Dependency in writing.

2.4.	Project Managers. Each Party shall appoint a principal point of contact to be its project manager (each, a “Project Manager”) who shall coordinate and act a liaison with the other Party with respect to development activities under this Agreement. The initial Project Managers for each Party are set forth on Exhibit 2.4. The Project Manager for each Party may be replaced upon written notice thereof to the other Party, in which case Exhibit 2.4 shall be automatically amended to reflect the replacement.

2.5.	Key People. [****] are considered Luna key people (hereinafter the “Luna Key People”) who are essential to the development efforts under this Agreement. If either of the Luna Key People becomes unavailable to Luna before the completion of the Second Milestone, then Luna shall provide written notice to Intuitive and, upon Intuitive’s request, Luna shall, within twenty-one (21) days, provide a successor having reasonably suitable ability and qualifications.

2.6.	Periodic Review Meetings and Reports. Each Party will keep the other Party reasonably informed of its progress with respect to development obligations under this Agreement, and the respective Project Managers from Intuitive and Luna will schedule review meetings at mutually agreeable times, at least monthly, to discuss the status of the development contemplated under this Agreement. Such discussions shall be for information purposes only and shall not be binding upon either Party except as mutually agreed in writing.

3.	ENGINEERING CHANGE ORDERS

3.1.	Proposal. The Parties recognize that from time to time it may be necessary or desirable to change the Milestones or the Luna Product Specifications. Accordingly,

either Party may propose a change to the Luna Product Specifications or the then-current development plan by submitting a written engineering change order (“ECO”) to the other Party.

3.2.	Process.

3.2.1.	Luna-Proposed Change. If Luna originates an ECO, Intuitive will promptly evaluate the ECO, which will include an analysis of the impact on Intuitive’s development and engineering costs and timetable, and Luna may proceed to implement the ECO if Intuitive fails to reject the ECO in writing within ten (10) business days after receiving the ECO from Luna; provided that Intuitive may not reject any reasonable Luna-originated ECO if such change would not increase Intuitive’s costs in developing the Integrated Product, would not adversely affect the Integrated Product’s performance or add technological or health and safety risk to Intuitive’s development of the Integrated Product, or if such change is required to satisfy governmental standards, to protect the Luna Product integrity, or to address environmental, health or safety concerns.

3.2.2.	Intuitive-Proposed Change. If Intuitive originates an ECO, Luna will promptly evaluate the ECO, which will include an analysis of the technical feasibility of the ECO, the impact on Luna’s development and engineering costs under this Agreement, and the impact on Luna’s ability to meet the Milestones.

(a)	No Adverse Effects. If the Intuitive-originated ECO is technically feasible, would not increase Luna’s costs in performing development under this Agreement, would not adversely affect Luna’s ability to meet the Milestones, and would not add technological or health and safety risk to the development work to be performed under this Agreement, Luna shall notify Intuitive and proceed with the requested ECO (which ECO will be binding on both Intuitive and Luna).

(b)	Adverse Effects. If Luna reasonably believes the Intuitive-originated ECO would increase Luna’s costs in performing its development obligations under this Agreement, would adversely affect Luna’s ability to meet the Milestones, or would add technological environmental, health and safety risk to the development work to be performed under this Agreement, Luna shall notify Intuitive within ten (10) business days after receiving the ECO from Intuitive. In such event, Luna need not proceed with the requested ECO until an appropriate amendment to this Agreement and any affected Exhibits are signed by both Parties. The Parties agree to be reasonable in negotiating the amendment.

4.	LICENSE; [****]

4.1.	License Grant. Subject to the terms and conditions of this Agreement, Luna grants to Intuitive and its Affiliates a worldwide, transferable (subject to Section 4.3), royalty-free (subject to the Pass-Through Payment Obligations of Section 4.4), perpetual, non-exclusive [****] license under the [****] to make, have made, use, import or sell the products that [****], in each case solely within the Field; provided that Luna has no obligation to transfer or deliver any Technology or Confidential Information to Intuitive other than as expressly set forth in Sections 4 and 8.3.

4.2.	[****]

4.3.	Transferability.

4.3.1.	Only to the extent and only with respect to such Intellectual Property Rights over which Luna’s Control includes the right to grant a transferable license to Intuitive, Intuitive may transfer the license [****] granted to it under Sections 4.1 and 4.2 to a third party, subject to the terms of this Section 4.3 and Section 4.4, and provided that Intuitive and its Affiliates shall not retain any of the rights granted to the transferee.

4.3.2.	As a condition to the validity and enforceability, any agreement to transfer the license granted under Section 4.1 shall: [

(a)	be written and a copy promptly provided to Luna;

(b)	incorporate by reference this Agreement;

(c)	be consistent with the terms, conditions and limitations of this Agreement, including the limitations and requirements of this Section 4.3;

(d)	[****]

(e)	name Luna as an intended third-party beneficiary of the obligations of the transferee without imposition of obligation or liability on the part of Luna or its licensors to the transferee subject to Section 4.3.2(d);

(f)	as between Luna and the transferee, the transferred license(s) shall be expressly “as is” and shall expressly disclaim all representations, warranties and guarantees to the transferee with respect to such licenses or any related Intellectual Property Rights; and

(g)	specifically incorporate Section 12 into the body of the transfer agreement, and cause the terms used therein to have the same meanings as in this Agreement.

4.3.3.	Subject to the obligations and liability to Intuitive under Sections 13 (Indemnification and Defense of Infringement) and 14 (Termination), in the event of a transfer of any licenses, [****] or Intellectual Property Rights by Intuitive to a third party under this Section 4.3, Luna shall have [****]

4.3.4.	Except as otherwise set forth in this Section 4.3 or elsewhere in this Agreement (including Section 16.6), the license granted to Intuitive under Section 4.1 shall not be transferable or sublicensable.

4.4.	Pass-Through Payment Obligations. To the extent Intellectual Property Rights licensed to Intuitive under this Section 4 are Controlled by Luna not by ownership but by licenses granted to Luna from third-party licensors (“In-Licensed IP”), in the event that Luna incurs royalty or other payment obligations to third-party licensors (“Third-Party Payment Obligations”) based on Luna’s grant of such rights under this Section 4 or the use or exercise of such licenses by Intuitive or its transferees not attributable to sales of Luna Product to Intuitive, Intuitive shall pay all such amounts to Luna (the “Pass Through Payment Obligations”). For purposes of clarity, any Third-Party Payment Obligations incurred by Luna as a result of the sale of Luna Products to Intuitive by Luna shall not be considered Pass Through Payment Obligations under this Section 4.4. Intuitive shall report all of its activities (and those of its transferees) under the licenses granted under this Section 4 at such times and in such manner as is reasonably required to permit Luna to comply with its reporting and payment obligations.

5.	COMMERCIAL SUPPLY

5.1.	Luna Product Supply. Subject to the terms and conditions of this Agreement, following the completion of the Development Program, Luna shall use commercially reasonable efforts to supply Intuitive with all Intuitive’s commercial requirements for Luna Products during the Term of this Agreement.

5.2.	Restrictions. Intuitive shall not sell, market, promote or distribute the Luna Product, directly or indirectly (i) to any third party that Intuitive knows will use the Luna Product outside the Field, (ii) on a stand-alone basis, or (iii) bundled together with or integrated into any product other than the Integrated Product.

5.3.	Subdistributors. Intuitive may authorize third-party distributors or subdistributors to market, sell or distribute the Luna Product as part of the Integrated Product in accordance with this Section 5. Intuitive shall be liable for the actions of its distributors and subdistributors as if performed by Intuitive.

5.4.	Intuitive Purchase.

5.4.1.	Interrogators. Except in the event that Intuitive exercises the Standby Rights set forth in Section 8.3, Intuitive shall exclusively purchase all its reasonable commercial requirements of Interrogators from Luna, provided that the Luna Products under this Agreement meet the Luna Product Specifications.

5.4.2.	Minimum Annual Commitment. Without limiting its obligations set forth in Section 5.4.1 above, Intuitive shall purchase no less than [****] Interrogators from Luna during the [****] Period. The following schedule (the “Minimum Annual Commitment”) is a preliminary forecast based on current information and is subject to change based on the Parties’ mutual agreement:

Calendar Year	Minimum Annual Commitment

[****]	[****]

[****]	[****]

[****]	[****]

[****]	[****]

[****]	[****]

[****]	[****]

[****]	[****]

5.4.3.	Luna-Product Sensors. Luna shall have the right of first proposal and the right of first negotiation to supply Intuitive with Sensors for the Luna Product, and Intuitive shall negotiate in good faith the terms of such supply with Luna. If, despite their good-faith efforts, the Parties are unable to enter into any agreement regarding the supply of Sensors from Luna, then Intuitive shall have the right to acquire Sensors from a third-party vendor. Notwithstanding anything in this Agreement to the contrary, in the event that Intuitive purchases Sensors from a third-party vendor, Luna does not guarantee, represent or warrant (and affirmatively disclaims any guaranty, representation or warranty) that the combination of such third-party Sensors will be compatible with the Interrogators or that the integrated Shape-Sensing Product will meet the Luna Product Specifications.

5.5.	Forecasts. At least forty five (45) days prior to the anticipated date of Intuitive’s first customer shipment of an Integrated Product, and by the tenth day of each calendar month thereafter, Intuitive shall provide Luna with its best, good-faith rolling forecast showing Intuitive’s anticipated requirements of Luna Product for each of the next twelve (12) calendar months (including Intuitive’s anticipated required delivery dates) (collectively, the “Forecasts”). Forecasts are for Luna’s planning purposes only and shall not constitute a binding obligation upon Intuitive or Luna. If Intuitive believes, in good faith, that the information provided in any Forecast is no longer accurate, Intuitive shall promptly notify Luna and provide Luna with a revised Forecast.

5.6.	Purchase Orders. To initiate a purchase of a Luna Product, Intuitive shall place a firm purchase order with Luna. All purchase orders shall be written, signed by a duly authorized Intuitive representative, and specify the requested shipping date (from Luna’s plant or distribution center or, if applicable, that of its subcontractor or designee), which date must be at least ninety (90) days after the date Luna receives the purchase order, and a destination designated by Intuitive to which the orders are to be shipped (the “Intuitive Receiving Point”). Intuitive shall use commercially reasonable efforts to place orders for Luna Products in an even and regular fashion to allow for efficient scheduling of Luna’s purchasing, manufacturing and materials management. Nothing contained in any purchase order submitted under this Agreement shall in any way modify or add any terms or conditions to said purchases, unless otherwise agreed in writing by the Parties.

5.7.	Acceptance. No purchase order shall be binding on Luna until accepted in writing; provided that in such case, subject to capacity constraints, Luna shall use commercially reasonable efforts to accept Intuitive’s purchase orders. Luna shall either accept or reject each purchase order in writing within fifteen (15) days after receiving it. To the extent Luna fails to accept or reject a purchase order within such 15-day period, the purchase order shall be considered accepted by Luna.

5.8.	Shipping. Delivery of all Luna Products shall be FCA (Incoterms 2000) at the Intuitive Receiving Point (at which point risk of loss shall pass from Luna to Intuitive). At the Intuitive Receiving Point, the Luna Product shall be suitably packed for shipment in Luna’s standard shipping cartons, marked for shipment to the Intuitive Receiving Point indicated in Intuitive’s purchase order. The carrier for shipment to the Intuitive Receiving Point shall be as set forth in Intuitive’s purchase order, provided that if no carrier is specified in Intuitive’s purchase order, Luna may select the carrier. Notwithstanding FCA delivery as set forth above, all insurance, as well as any packaging expenses and shipping costs shall be paid by Intuitive. Intuitive shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Luna Products or the transfer price thereof after shipment. All shipments and all shipping and other charges shall be deemed correct unless Luna receives from Intuitive, no later than fifteen (15) days after Intuitive’s receipt of a given shipment, a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and the shipment or the exact nature of the discrepancy in the shipping or other charges, as applicable.

5.9.	Cancellations/Reschedules. Except as expressly set forth in Section 10, Intuitive may cancel or reschedule purchase orders for Luna Products only with Luna’s prior written approval which shall not be unreasonably withheld where requested by Intuitive reasonably in advance.

5.10.

Regulatory, Quality Compliance, and Quality Metrics. Luna’s Quality Management System (QMS) as it applies to the manufacturing of Interrogator components and Sensors for Intuitive hereunder, shall, to the extent legally applicable to the manufacture of components that are incorporated into finished medical devices, comply with the ISO 13485 standard for Medical Devices and FDA Quality System regulations. Luna shall incorporate a set of checks and balances in their manufacturing processes for Interrogators and Sensors. Upon reasonable request from Intuitive, Luna shall on a timely basis share its manufacturing operations quality metrics regarding and allow for a manufacturing audit of the manufacture of Interrogators and Sensors. To the extent that Luna uses a third-party to manufacture Interrogator components and Sensors, the third-party shall be in compliance with applicable standards and certifications (e.g., UL certifications).

6.	FEES, TRANSFER PRICES AND PAYMENT TERMS

6.1.	License Fee. Upon the Effective Date, Intuitive shall pay Luna a fully paid, non-refundable, up-front license fee of $[****] (the “License Fee”).

6.2.	Development Fee. Unless otherwise agreed upon by the Parties pursuant to Section 3, Intuitive shall pay Luna a non-refundable development fee of $[****] (the “Development Fee”) [****]

6.3.	[****] Fee. In addition to the Licensing Fee and the Development Fees described in Section 6.1 and 6.2, Intuitive shall pay to Luna a non-refundable (except as provided in Section 14.2.1(a)), [****]

6.4.	Commercial Transfer Price. Following the completion of the Development Program, the transfer price to Intuitive for each Luna Product supplied hereunder (the “Commercial Transfer Price”) shall be equal to [****]

6.5.	Annual Review. Luna agrees to reasonably cooperate with Intuitive in an annual review of Luna’s development and manufacturing processes and costs associated therewith in a continuing effort to lower the Commercial Transfer Price.

6.6.	Invoicing. Luna shall submit an invoice to Intuitive upon shipment of Luna Products. Each such invoice shall state the Commercial Transfer Price (under Section 6.4) for the Luna Products in a given shipment, plus any insurance, taxes or other costs incident to the purchase or shipment initially paid by Luna but to be borne by Intuitive under this Agreement.

6.7.	Payment Terms. Intuitive shall make payments to Luna under this Agreement by check, except for the License Fee, which Intuitive shall pay by wire transfer in immediately available funds to a bank account that Luna designates. All payments shall be made in U.S. dollars. Payment for Luna Products supplied hereunder, shall be made net thirty (30) days after the date of invoice. Payment of the Licensing Fee, [****] Fee, and Development Fee shall be made as set forth in Sections 6.1– 6.3. Any payments due hereunder which are not paid on the date such payments are due shall bear interest at the lesser of one and one-half percent (1 1/2%) per month, or if lower the maximum rate permitted by applicable law, calculated on the number of days such payment is delinquent. This Section 6.7 shall in no way limit any other remedies available to Luna.

7.	COMMERCIALIZATION

7.1.	Diligence. Intuitive agrees to make reasonable commercial efforts to commercialize and meet commercial demand for the Integrated Product and to perform such clinical trials and obtain such approvals as may be necessary to maximize worldwide sales of Integrated Products. At a minimum, Intuitive shall meet the Minimum Annual Commitments described in Section 5.4.2. Without limiting Luna’s rights and remedies, if Intuitive fails to meet such Minimum Annual Commitment or otherwise breaches its obligations under this Section 7.1, subject to Section 14.2.2, Luna may terminate Intuitive’s [****].

7.2.	Support. Intuitive will be responsible, at its expense, for providing customer service for the Integrated Product.

7.3.	Regulatory.

7.3.1.	Luna shall provide Intuitive with such information, files and other documents that it possesses and has the right to disclose that relate to Luna’s manufacturing processes for the Luna Product as reasonably necessary to enable Intuitive to establish and maintain regulatory filings and approvals for the Integrated Product; provided that any data information or documentation provided by Luna to Intuitive under this Section 7.3.1 shall remain the property of Luna. Subject to the foregoing, as between the Parties, Intuitive is solely responsible for obtaining and maintaining all such regulatory filings and approvals, including all governmental licenses and approvals that may be necessary in connection with the purchase and distribution of Integrated Products.

7.3.2.	Intuitive shall report to Luna as soon as possible all claims for personal injury (including death) that could reasonably be related to the Luna Product, including, without limitation all claims: (i) resulting in significant personal injury requiring more than first aid treatment or (ii) that result in regulatory, safety, health or environmental audits.

7.3.3.	If a Party obtains knowledge that the Integrated Product has caused death or serious injury and, as a result, the FDA has required that clinical development of the Integrated Product be stopped, or if a Party has reason to believe that the Integrated Product may cause death or serious injury or that such FDA action or a recall is likely, such Party shall promptly notify the other.

8.	FAILURE TO SUPPLY.

8.1.	General. In the event Luna breaches the supply obligations described in Section 5.1 and fails to cure such breach in accordance with Section 8.2, Intuitive will have the Standby Rights described in Section 8.3 and the termination right described in Section 14.2.1(d).

8.2.	Cure Period. In the event that Luna breaches its supply obligations under Section 5.1, Luna shall have the right to cure such breach for the Aggregate Cure Period.

8.3.	Standby Rights. Following the failure by Luna to cure its breaches of supply obligations under this Section 5.1 within the Aggregate Cure Period in accordance with Section 8.2, or in the case of breach attributed to an Event of Force Majeure, following a period of sixty (60) days, Intuitive may exercise some or all of the following rights (collectively referred to as “Standby Rights”) upon written notice to Luna:

8.3.1.	Nominated Manufacturer Designation. Intuitive may either designate a third party or designate itself as the manufacturer of Luna Product (the “Nominated Manufacturer”), provided that such Nominated Manufacturer agrees in advance and in writing to be bound by confidentiality obligations at least as restrictive as those set forth in Section 12 (pursuant to which it agrees to use any confidential information received above only for the limited purpose of manufacturing Luna Product as described in Section 12.2).

8.3.2.	Transfer of Information. Upon Intuitive’s written request, Luna will use commercially reasonable efforts to provide the Nominated Manufacturer as promptly as practicable, and in any event within fifteen (15) business days after Intuitive’s written request, with all relevant manufacturing information and know-how that Luna Controls that is reasonably necessary for the Nominated Manufacturer to produce the Luna Product.

8.4.

No Minimums or Supply Obligations. To the extent Intuitive exercises the Standby Rights described in Section 8.3, Intuitive’s purchase obligations under Section 5.4.1 and Minimum Annual Commitment as set forth in Section 5.4.2 shall no longer apply or have any further effect, and Luna’s supply obligations supply under this Agreement with respect to Luna Products shall also no longer apply or have any further effect, unless the exercise of Standby Rights is based on a Luna breach attributed to an Event of Force Majeure that lasts for less than 120 days, in which case Intuitive’s purchase obligations and Luna’s supply obligations shall resume upon the end of such Force Majeure Event. Further, to the extent Intuitive exercises the Standby Rights described in Section 8.3 based on a Luna breach not attributed to an Event of Force Majeure, Intuitive will no longer be obligated to make any Development Fee or [****] Fee payments to Luna under Sections 6.2 or 6.3 (beyond those due and owing as of the effective date of such exercise), provided that Luna shall have no obligation to perform any further development work under this Agreement.

9.	INTELLECTUAL PROPERTY OWNERSHIP AND LICENSES

9.1.	Background Intellectual Property. Subject to the licenses granted under this Agreement, as between the Parties, each Party retains all Intellectual Property Rights that: (i) were created by such Party’s personnel or otherwise obtained by such Party prior to the Effective Date, or (ii) are created by such Party’s personnel or otherwise obtained by such Party after the Effective Date independently and outside the scope of the Development Program (“Background Intellectual Property”).

9.2.	New Intellectual Property. To the extent that one or more Parties acquires, licenses, or creates any Technology in connection with the Development Program, subject to the licenses granted under this Agreement, as between the Parties, ownership of Technology and all Intellectual Property Rights therein (“New Intellectual Property”) shall be as follows:

9.2.1.	Luna shall own all right, title and interest in all New Intellectual Property related to shape sensing Technology acquired, licensed or created solely by Luna personnel (including consultants, contractors or other third parties working on Luna’s behalf) (“Luna New Intellectual Property”).

9.2.2.	Intuitive shall own all right, title and interest in all New Intellectual Property related to shape sensing Technology (i) acquired, licensed or created solely by Intuitive personnel (including consultants, contractors or other third parties working on Intuitive’s behalf, but excluding Luna hereunder), or (ii) invented or authored jointly by Luna and Intuitive personnel (including third parties working on either Party’s behalf) (with respect to this subclause (ii) only, the “New Joint Intellectual Property,” and with respect to subclauses (i) and (ii) collectively, the “Intuitive New Intellectual Property”). Luna agrees to reasonably cooperate, at Intuitive’s cost, in the preparation, filing, prosecution, and maintenance of any Intuitive New Intellectual Property that are jointly invented by the Parties.

9.2.3.

As used in this Section 9.2, the person or persons responsible for having created New Intellectual Property shall be determined: (i) with respect to inventions, under principles of inventorship in accordance with U.S. patent law, and (ii) with respect to works of authorship, under principles of authorship in accordance with U.S. copyright law. Accordingly, whether an invention an invention or work is created “jointly” shall be determined in accordance with principles of ownership under U.S. patent or copyright law, as applicable.

9.3.	Prosecution of Patents.

9.3.1.	Luna New Intellectual Property. Luna is responsible for filing, prosecuting and maintaining patent applications and resulting patents on any Luna New Intellectual Property at its own cost.

9.3.2.	Intuitive New Intellectual Property. Intuitive and Luna shall cooperate in good faith in the filing, prosecution, and enforcement of any patentable New Joint Intellectual Property. Intuitive shall pay all costs and fees associated with the filing and prosecution of the Intuitive New Intellectual Property (including all New Joint Intellectual Property) and shall make all reasonable efforts to properly prosecute and maintain the New Joint Intellectual Property. Upon request, Luna shall have the right to review and provide input on all patent filings and responses regarding the New Joint Intellectual Property.

9.4.	New Intellectual Property Cross License.

9.4.1.	To the extent Luna is empowered to do so, (i) Luna hereby grants to Intuitive and its Affiliates, on an “AS-IS” basis and without representation or warranty of any kind, a worldwide, fully-paid, royalty-free, transferable, sublicensable, perpetual license or pass-through right under the Luna New Intellectual Property to make, have made, sell, import and use any products or services in the Field, and (ii) [****]

9.4.2.	To the extent Intuitive is empowered to do so, (i) Intuitive hereby grants Luna and its Affiliates, on an “AS-IS” basis and without representation or warranty of any kind, a worldwide, fully-paid, royalty-free, transferable, sublicensable, perpetual license or pass-through right under the Intuitive New Intellectual Property to make, have made, sell, import and use any products or services outside the Field, and (ii)[****] For the avoidance of doubt, Intuitive does not grant Luna any license under the Intuitive New Intellectual Property for use within the Field that are related to [****]

9.5.	No Implied Rights. Except as expressly provided herein, no Party hereto grants to any other Party hereto or to any other party any rights or licenses under such Party’s Technology or Intellectual Property Rights.

9.6.

Maintenance of Luna Background Intellectual Property. With respect to the patents and patent applications licensed to Intuitive under Section 4 including but not limited to those listed on Exhibit 9.6, Luna agrees to use commercially reasonable efforts to maintain all applicable licenses by third parties in good standing and to maintain all patents and patent applications Controlled by Luna during the Term, provided that Luna may abandon any such Luna-owned patents and patent applications after the [****] Period has ended.

9.7.	Enforcement and Recovery.

[****]

10.	PRODUCT WARRANTY

10.1.	Luna Product Warranty. Luna warrants to Intuitive that at the time of delivery to Intuitive, the Luna Products purchased by Intuitive shall conform in all material respects to the Luna Product Specifications. This warranty is contingent upon proper use of Luna Product in the application for which it is intended as indicated in the end-user customer warranty. Luna makes no warranty (express, implied, or statutory) for Luna Products that are modified (except as expressly contemplated herein) or subjected to accident, misuse, neglect, unauthorized repair, or improper testing or storage or for any Luna Product that is combined with a product of a third-party. The warranty in this Section 10.1 is not transferable except in connection with the assignment of this Agreement in accordance with Section 16.6.

10.2.	Exclusive Remedy. If any Luna Product purchased by Intuitive from Luna fails to conform to the warranty set forth in Section 10.1, Luna’s sole and exclusive liability and Intuitive’s exclusive remedy shall be, at Luna’s sole election, to repair or replace the Luna Product, or component thereof, or credit Intuitive’s account for (and where there is no balance on Intuitive’s account, refund Intuitive) the net amount actually paid for such Luna Product, or component thereof, provided that (i) within sixty (60) days after the date of shipment of the Luna Product by Intuitive to Intuitive’s customer (but in any event within one (1) year after the date of delivery by Luna to Intuitive hereunder), Intuitive promptly notifies Luna in writing that such Luna Product failed to conform and furnishes a detailed explanation of any alleged nonconformity and requests a return material authorization number; (ii) within thirty (30) days after receiving a return material authorization number from Luna, Intuitive returns such Luna Product to Luna at Luna’s expense, to the address designated by Luna with the return material authorization number affixed prominently to the outside packaging; and (iii) the claimed nonconformities actually exist and were not caused by accident, misuse, neglect, alteration, repair or improper use or storage (other than by Luna). If such Luna Product actually conforms, Intuitive will reimburse Luna for shipment charges for return of the nonconforming Luna Products by Intuitive to Luna.

10.3.

LUNA NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES OR MAKE ANY OTHER WARRANTIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF LUNA SHAPE-SENSING PRODUCTS OR ANY LUNA PRODUCT. INTUITIVE SHALL

MAKE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE LUNA PRODUCTS BEYOND THOSE EXPRESSLY SET FORTH IN THIS ARTICLE 10.

11.	OTHER REPRESENTATIONS AND WARRANTIES

11.1.	By Intuitive. Intuitive warrants and represents to Luna that (i) Intuitive has the full right and authority to enter into this Agreement and grant the licenses granted herein; (ii) Intuitive has no outstanding encumbrances or agreements, including any agreements with academic institutions, universities or other third parties which would be inconsistent with the licenses granted herein; and (iii) to Intuitive’s knowledge on the Effective Date, there are no actions, suits or claims pending against it with respect to its right to enter into and perform its obligations under this Agreement.

11.2.	By Luna. Luna warrants and represents to Intuitive that (i) Luna has the full right and authority to enter into this Agreement and grant the licenses granted herein; (ii) Luna has no outstanding encumbrances or agreements, including any agreements with academic institutions, universities or other third parties which would be inconsistent with the licenses granted herein; and (iii) to Luna’s knowledge on the Effective Date, there are no actions, suits or claims pending against it with respect to its right to enter into and perform its obligations under this Agreement.

11.3.	Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 10 AND THIS ARTICLE 11, LUNA MAKES NO REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EXPRESSLY DISCLAIMS ANY WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, AND NON-INFRINGEMENT.

12.	CONFIDENTIALITY; NON-SOLICITATION

12.1.	Confidential Information. Except as expressly provided in this Agreement, during this Agreement’s Term and for three (3) years thereafter, the receiving Party shall not publish or otherwise disclose and shall not use for any purpose (other than the performance of obligations or exercising its license rights under this Agreement) any information furnished to it by the other Party pursuant to this Agreement which if disclosed in tangible form is marked “Confidential” or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is indicated orally to be confidential or proprietary by the Party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing Party within a reasonable time after such disclosure (“Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include information that:

12.1.1.	was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure, as demonstrated by written documentation of the receiving Party;

12.1.2.	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

12.1.3.	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

12.1.4.	was subsequently lawfully disclosed to the receiving Party by a person other than a Party to this Agreement or developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party.

12.2.	Permitted Disclosures of Confidential Information. Notwithstanding Section 12.1, each Party to this Agreement may disclose Confidential Information disclosed to it by the other Party to the extent such use or disclosure is required by law or reasonably necessary in complying with an order of a court of law or other governmental authority, provided that if a Party is required to make any disclosure of the other Party’s Confidential Information, the Party subject to the disclosure requirement will promptly notify the other Party (to the extent permitted by law) and will use reasonable efforts to secure confidential treatment of the Confidential Information prior to its disclosure (whether through a confidential treatment request, protective order or otherwise).

12.3.	Return of Confidential Information. Within thirty (30) days after the effective date of any termination of this Agreement, each Party shall return to the other Party (where practicable), or at the other Party’s option destroy and provide written certification of the destruction of, all tangible materials that contain the other Party’s Confidential Information.

12.4.	Confidentiality of Agreement.

12.4.1.	Public or Industry Announcement. The Parties will use reasonable efforts to mutually agree upon the contents of a Luna’s press release, which shall be issued by Luna within four (4) business days after the Effective Date. Each Party shall be free to publicly disclose information contained in such press release, or in any other materials that have been previously approved for disclosure by the other Party, without further approvals from the other Party hereunder, to the extent there have been no material additions or changes thereto.

12.4.2.

Disclosure of Agreement. Subject to Section 12.4.1, each Party may disclose the existence of this Agreement as it deems appropriate, provided that neither Party shall disclose any specific terms of this Agreement, except (a) as provided in Section 12.2, (b) as required by law, including in connection with the requirements of a securities filing, (c) in confidence, to accountants, banks, financing sources and their advisors who are subject to reasonable confidentiality obligations, (d) in confidence in connection with the enforcement of this Agreement or exercise of its rights under this Agreement; or (e) in confidence, in connection with a merger or acquisition, or proposed merger or acquisition, or the like.

12.5.	Non-Solicitation. During the Term and for twelve (12) months thereafter, neither Party may solicit for employment, hire or employ (including as a consultant or contractor) any employee of the other Party, or any individual who has been an employee of the other Party within the previous year.

13.	INDEMNIFICATION AND DEFENSE OF INFRINGEMENT

13.1.	Intuitive shall defend and indemnify Luna, and each of its directors, officers, employees, agents, successors and assigns (collectively, “Luna Indemnitees”), against all third-party claims, suits and proceedings, and shall hold the Luna Indemnitees harmless for all judgments, settlements, costs, liabilities and expenses (including without limitation, reasonable attorneys’ fees and litigation costs) (collectively, “Losses”) payable to third parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) any third-party product liability actions alleging physical injury (including death) or property damage caused by an Integrated Product; (ii) the actual or alleged infringement of a claim of a patent or the actual or alleged infringement or misappropriation of some other third-party Intellectual Property Right by the Intuitive Product; and (iii) all acts of any transferee or arising out of any transfer under Section 4.3 of the licenses granted to Intuitive by Luna; provided, however, that Intuitive shall have no liability for any such Losses to the extent that such Losses were caused by Luna’s negligence or the failure of a Luna Product to meet the Luna Product Specifications in breach of the Luna Product warranty of Section 10.1.

13.2.	Luna shall defend and indemnify Intuitive, and each of its directors, officers, employees, agents, successors and assigns (collectively, “Intuitive Indemnitees”), against all third-party claims, suits and proceedings, and shall hold the Intuitive Indemnitees harmless for Losses payable to third parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of (i) any third-party product liability actions alleging physical injury (including death) or property damage caused by Luna’s negligence or the failure of a Luna Product to meet the Luna Product Specifications, and (ii) the actual or alleged infringement of a claim of a patent or the actual or alleged infringement or misappropriation of some other third-party Intellectual Property Right by a Luna Product (other than attributable to the practice or use of New Joint Intellectual Property); provided, however, that Luna shall have no liability for any such Losses to the extent that such Losses were caused by the negligence of Intuitive, its Affiliates or end customers.

13.3.	The Party seeking indemnification shall give the other Party (“Indemnifying Party”): (i) prompt written notice of any third-party claim for which indemnification is sought, (ii) sole control over the defense or settlement of such claim, and (iii) reasonable assistance, at the Indemnifying Party’s expense, in the defense and settlement of the claim. In no event, however, may the Indemnifying Party settle any litigation in a manner that diminishes the rights or interests of the other Party under this Agreement and/or obligates the other Party to make any payment or take any action without the written consent of the other Party, which consent shall not be unreasonably withheld.

14.	TERM AND TERMINATION

14.1.	Term. Subject to Sections 4 and 14.2.5, this Agreement takes effect as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Section 14, shall continue in full force and effect for a period ending on the last day of the [****] Period (“Term”). The Term may be extended by mutual written agreement of the Parties prior to the expiration of the initial Term.

14.2.	Termination.

14.2.1.	Termination by Intuitive. Intuitive may terminate this Agreement by written notice to Luna:

(a)	in the event that Luna breaches [****], provided that Luna has not cured such breach within twenty-one (21) days of Luna receiving written notice of such breach from Intuitive. Under this Section 14.2.1, (i) Intuitive shall retain its licenses [****] under Sections 4 and 9, (ii) Luna shall pay back all payments for the [****] Fee made by Intuitive to Luna under Section 6.3 of this Agreement, and (iii) Intuitive shall have the right, at its sole discretion, to terminate its Minimum Annual Commitment under Section 5.4.2 of the Agreement; provided that Intuitive shall make such determination. In addition, Intuitive shall have the right to seek additional legal recourses for intentional breach of the [****] by Luna.

(b)

in the event Luna is unable to satisfy the [****]. Under this Section 14.2.1(b), Intuitive will no longer be obligated to make any additional Development Fee or [****] Fee payments to Luna under Sections 6.2 or 6.3 (beyond those due and owing as of the effective date of termination) and shall maintain the licenses and [****]. Notwithstanding any of the foregoing to the contrary, within ten (10) business days of Intuitive’s request, Luna shall make all commercially reasonable efforts to allow Intuitive to review the development effort in according to the Milestones. In such case, Luna will have the right to all payments made by Intuitive up to, or that otherwise are accrued and owing as of, the effective date of termination, provided that

Intuitive will not be required to pay those portions of the [****] or Development Fees not accrued and owing as of the termination date. In the event of termination by Intuitive under this Section 14.2.1(b), Luna shall be obligated to mitigate further expenditures or commitment of funds. The foregoing shall be Intuitive’s sole remedy and Luna’s sole liability for Luna’s any failure by Luna [****]. However, Intuitive reserves the rights to seek other legal recourses for Luna’s intentional breach of [****].

(c)	in the event Luna breaches a material obligation of the Agreement, after Intuitive has provided written notice and following a cure period of twenty-one (21) days. Under this Section 14.2.1(c), Intuitive will no longer be obligated to make any Development Fee or [****] Fee payments to Luna under Sections 6.2 or 6.3 (beyond those due and owing as of the effective date of termination) and shall maintain the licenses and [****] In addition, Intuitive shall have the right to seek additional legal recourses for Luna’s intentional breach of a material obligation of the Agreement after Intuitive has provided written notice and following a cure period of twenty-one (21) days.

(d)	in the event Luna breaches its supply obligations and after Intuitive has exercised its rights under Section 8. Under this Section 14.2.1(c), Intuitive will no longer be obligated to make any Development Fee or [****] Fee payments to Luna under Sections 6.2 or 6.3 (beyond those due and owing as of the effective date of termination) and shall maintain the licenses and [****] In addition, Intuitive shall have the right to seek additional legal recourses for Luna’s intentional breach of [****]. In the event Luna misses its supply obligations following a Force Majeure Event and after Intuitive has exercised its rights under Section 8, Intuitive has the right to terminate the Agreement by written notice and will no longer be obligated to make any Development Fee or [****] Fee payments to Luna under Sections 6.2 or 6.3 (beyond those due and owing as of the effective date of termination) and shall maintain the licenses and [****]

14.2.2.	Termination by Luna. Luna may terminate this Agreement by written notice to Intuitive:

(a)	in the event Intuitive breaches a material obligation of the Agreement, after Luna has provided written notice and following a cure period of twenty-one (21) days. In the event of termination by Luna under this Section 14.2.2(a), [****] In addition, Luna shall have the right to seek additional legal recourses.

14.2.3.	Termination for Bankruptcy. Either Intuitive or Luna may terminate this Agreement by written notice if the other Party enters Bankruptcy. For clarity,

in the event of the Bankruptcy of Luna, the licenses granted to Intuitive under Sections 4 and 9 shall continue in perpetuity, and shall be considered full paid up and no additional fees shall be due by Intuitive to Luna. No license extending beyond the scope of those licenses granted under Sections 4 and 9 shall be granted by invoking this Section 14.2.3.

14.2.4.	No Renewal, Extension or Waiver. Acceptance of any order for any Luna Product from Intuitive after the effective date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination of this Agreement.

14.2.5.	Survival. Termination of this Agreement shall not affect a Party’s payment obligations to the other Party that have already accrued. In addition, Sections 4 (except as provided in Section 14.2.1—14.2.3), 9, 10, 11, 12 13, 14, and 15, shall survive expiration or termination of this Agreement for any reason. In addition, if this Agreement is terminated for any reason, Luna’s [****] shall have no further effect.

15.	LIMITATION OF LIABILITY

EXCEPT FOR BREACH OF ARTICLE 12 (CONFIDENTIALITY), LIABILITY FOR AMOUNTS PAYABLE TO THIRD PARTIES UNDER ARTICLE 13 (INDEMNIFICATION), AND INTENTIONAL BREACH BY EITHER PARTY OF OBLIGATIONS GIVING RISE TO TERMINATION UNDER SECTION 14, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES. EXCEPT IN THE EVENT OF BREACH OF ARTICLE 12 (CONFIDENTIALITY), LIABILITY FOR AMOUNTS PAYABLE TO THIRD PARTIES UNDER ARTICLE 13 (INDEMNIFICATION), AND INTENTIONAL BREACH BY LUNA OF OBLIGATIONS GIVING RISE TO TERMINATION UNDER SECTION 14, RESPECTIVELY, LUNA’S AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE FEES PAID BY INTUITIVE UNDER THE AGREEMENT. FOR CLARITY, NOTHING IN THIS SECTION 15 SHALL LIMIT A PARTY’S AGGREGATE LIABILITY UNDER SECTION 13 FOR NEGLIGENCE OR BODILY INJURY TO A PERSON OR DEATH CAUSED BY FAILURE OF A LUNA PRODUCT TO MEET THE LUNA PRODUCT SPECIFICATIONS, OR UNDER SECTION 14 FOR INTENTIONAL BREACH.

16.	MISCELLANEOUS

16.1.	Subcontractors. Luna may subcontract the performance of its obligations under this Agreement to third parties, provided that Luna notifies Intuitive of the identity of any subcontractors used in the manufacture of Luna Products, will not change subcontractors without providing Intuitive with advance notice and obtains for Intuitive the right to inspect such subcontractors for purposes of quality audits, consistent with Intuitive’s right to inspect Luna for such purpose hereunder.

16.2.	Force Majeure. Nonperformance of any Party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, delay or failure of suppliers or service providers, or other occurrences where failure to perform is beyond the reasonable control and not caused by the fault, negligence or willful misconduct of the nonperforming Party (“Event of Force Majeure”).

16.3.	No Implied Waivers; Rights Cumulative. No failure on the part of Luna or Intuitive to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

16.4.	Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute Luna or Intuitive as partners in the legal sense. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any third party.

16.5.	Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Party hereto:

Intuitive:	Intuitive Surgical, Inc.
1266 Kifer Road, Building 101,
Sunnyvale, California 94086-5304
Attn: General Counsel

Luna:	Luna Innovations Incorporated
1703 S. Jefferson Street, SW Suite 400
Roanoke, Virginia 24016
Attn: General Counsel

With copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati
1700 K Street, NW
Fifth Floor
Washington, DC 20006
Attn: Trevor J. Chaplick

16.6.	Assignment. Subject to this Section 16.6, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective permitted successors and assigns. This Agreement shall not be assignable by either Party without the written consent of the other Party hereto; provided that if all or substantially all of the business or assets of either Party relating to this Agreement are transferred to another Party (an “Acquirer”), including by way of merger, sale of assets, consolidation, change of control or operation of law, then such Party may assign this agreement to the Acquirer in connection with such transfer of business or assets upon written notice to the other Party hereto.

16.7.	Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by all Parties hereto or otherwise mutually agreed in accordance with Section 3 herein. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties.

16.8.	Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

16.9.	Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without reference to conflicts-of-laws principles and without regard to the 1980 Convention on the International Sale of Goods. Each Party hereby submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in any action arising out of or relating to this Agreement or the transactions contemplated herein.

16.10.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

16.11.	Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

16.12.	Expenses. Excepts as otherwise set forth herein, each Party shall bear its own expenses, including without limitation, fees and expenses of finders, agents, brokers, legal counsel, financial advisors, accountants and other representatives and advisors incurred in connection with the transactions contemplated hereby.

16.13.	Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Luna and Intuitive with respect to such subject matter.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

LUNA INNOVATIONS INCORPORATED		INTUITIVE SURGICAL, INC.

By:	/s/ Kent A. Murphy	By:	/s/ Lonnie M. Smith
Print Name: Kent A. Murphy		Print Name: Lonnie M. Smith
Title:	President and CEO	Title:	President and CEO

EXHIBIT 2.1

[****]

EXHIBIT 2.4

PROJECT MANAGERS

For Luna: [****]

For Intuitive: [****]

EXHIBIT 9.6

LUNA BACKGROUND INTELLECTUAL PROPERTY

[****]